                                                                HEI Exhibit 99.3


                               AMENDMENT 1996-1
                                    TO THE
             HAWAIIAN ELECTRIC INDUSTRIES RETIREMENT SAVINGS PLAN
             ----------------------------------------------------

     In accordance with Section 10.1 of the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"), the Hawaiian Electric Industries, Inc. Pension Investment Committee hereby amends the Plan as follows:

     1.   Section 1.8 is deleted in its entirety and is replaced by a new
Section 1.8 to read as follows:

               "1.8  Employee means any person employed on the payroll of a
                     --------
          Participating Employer other than a person employed on a contract basis. A person is employed on a "contract basis" if the person is hired under written contract for a specific task or assignment. Eligible Employee means a Participant who is eligible to receive an
          -----------------
          allocation of Salary Reduction Contributions for all or a portion of the Plan Year."

     2.   Section 2.1 is deleted in its entirety and is replaced by a new
Section 2.1 to read as follows:

          "Section 2.1  Eligibility for Participation
           ------------------------------------------

               Every person who was a Participant in the Plan on May 31, 1996, shall continue to participate in the Plan following this amendment. Effective June 1, 1996, the eligibility rules are based on Participating Employer and employment status as follows:

               (a)  Employees of Hawaiian Electric Industries, Inc., Hawaiian
                    ---------------------------------------------------------
          Electric Company, Inc., Hawaii Electric Light Company, Inc., Maui
          -----------------------------------------------------------------
          Electric Company, Limited, HEI Diversified, Inc., and its subsidiary,
          ---------------------------------------------------------------------
          Malama Pacific Corp. and its subsidiaries, HEI Power Corp., and
          ---------------------------------------------------------------
          Lalamilo Ventures, Inc. ("Category A Employees")
          ------------------------------------------------

                    (i)    Nonunion Employees.  A regular, full-time, nonunion
                           ------------------
          Category A Employee shall become eligible as of the date he or she first performs an Hour of Service. Any other nonunion Category A Employee shall become eligible on the "Entry Date" following the date he or she first completes one "Year of Service".
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                    (ii)   Bargaining Unit Employees.  A Category A Employee
                           -------------------------
          whose employment with a Participating Employer is governed by a collective bargaining agreement shall become eligible as of the date he or she first performs an Hour of Service as a "regular" bargaining unit Employee. "Regular" employment is defined here as it is defined in the governing collective bargaining agreement, which definition is incorporated herein by reference.

               (b)  Employees of Hawaiian Tug & Barge Corp. and Young Brothers,
                    -----------------------------------------------------------
          Limited ("Category B Employees").
          --------------------------------

                    (i)    Nonunion Employees.  A full-time, nonunion Category B
                           ------------------
          Employee shall become eligible as of the date he or she first performs an Hour of Service. Any other nonunion Category B Employee shall become eligible on the "Entry Date" following the date he or she first completes one "Year of Service".

                    (ii)   Bargaining Unit Employees.  A Category B Employee
                           -------------------------
          whose employment with a Participating Employer is governed by a collective bargaining agreement shall become eligible as of the date he or she first performs an Hour of Service as a "regular" bargaining unit Employee. "Regular" employment is defined here as it is defined in the governing collective bargaining agreement, which definition is incorporated herein by reference.

               (c)  Employees of American Savings Bank and its Subsidiaries
                    -------------------------------------------------------
          ("Category C Employees").  A regular, full-time Category C Employee
          ------------------------
          shall become eligible as of the date he or she first performs an Hour of Service. Any other Category C Employee shall become eligible on the "Entry Date" following the date he or she first completes one "Year of Service".

               (d)  Definitions.  There shall be two "Entry Dates" -- January 1
                    -----------
          and July 1.

               For purposes of this Section 2.1, a "Year of Service" shall mean a computation period of twelve consecutive months during which an Employee is credited with at least

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

          1000 Hours of Service. An Employee's initial computation period shall begin on the date the Employee first performs an Hour of Service with a Participating Employer. If the Employee does not complete a Year of Service in the initial computation period, subsequent computation periods shall begin with the Plan Year following the Plan Year in which the Employee first performs an Hour of Service and each Plan Year thereafter.

               (e)  Collective Bargaining Agreement Controls.  Notwithstanding
                    ----------------------------------------
          the foregoing, individuals in a collective bargaining unit that bargained in good faith for other or no retirement benefits shall not be eligible to become Participants."

     3.   Section 3.4 is deleted in its entirety and is replaced by a new
Section 3.4 to read as follows:

          "Section 3.4  Return of Contributions
           ------------------------------------

               If a contribution is made to a Participant's Account because of a mistake of fact, the contribution (as adjusted for any earnings or losses thereon) shall be returned to the Participant within one year of making the contribution."

     4. Section 6.6(b)(4) of the Plan is deleted in its entirety and is replaced by a new Section 6.6(c) to read as follows:

          "(c) If the present value of a Participant's vested Accounts does not exceed $3,500, and has never exceeded $3,500 at the time of any prior distribution, the balance to the credit of the Participant shall be distributed as soon as practicable following the event that entitled the Participant to a distribution thereof. If the present value of a Participant's vested Accounts exceeds $3,500, or at the time of any prior distribution (including in-service distributions other than loans) exceeded $3,500, written consent of the Participant (and the Participant's spouse, if applicable) must be obtained if the distribution will commence before the Participant reaches the later of age 62 or

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

          the Participant's Normal Retirement Age. With respect to this required consent:

               (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of
          Section 417 of the Code.

               (2) Notice of the rights specified in this Section 6.6(c) shall be provided no less than 30 days and no more than 90 days before the Participant's annuity starting date; provided, however, such distribution may commence less than 30 days after the notice is given if (a) the notice clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and any particular distribution option, and (b) after receiving the notice, the Participant affirmatively elects a distribution.

               (3) The notice must inform the Participant of the right to defer commencement of benefits until the later of age 62 or Normal Retirement Age. If the benefits are immediately distributable and the Participant fails to consent to an immediate distribution, such distribution shall be deferred until the Participant attains the later of age 62 or Normal Retirement Age or later consents to an immediate distribution."

     5.   Section 1.2 is deleted in its entirety and is replaced by a new
Section 1.2 to read as follows:

          "1.2  Asset Manager means the Committee."
                -------------

     6.   Section 1.5 is deleted in its entirety and is replaced by a new
Section 1.5 to read as follows:

          "1.5  Committee means the Hawaiian Electric Industries, Inc. Pension
                ---------
          Investment Committee appointed by resolutions of the boards of directors of the Participating Employers."

     7.   Section 1.21 is deleted in its entirety and is replaced by a new
Section 1.21 to read as follows:

          "1.21  Plan Administrator means the Committee."
                 ------------------

     8.   Article VII is deleted in its entirety and is replaced by a new
Article VII to read as follows:

                                 "ARTICLE VII
                                ADMINISTRATION

          Section 7.1  The Committee to be Named Fiduciary
          ------------------------------------------------

               (a) The Committee shall be the "named fiduciary," as described in Section 402 of ERISA with full authority to control and manage the operation and administration of the Plan.

               (b) The Committee shall adopt and maintain a funding policy and method for the Plan that is consistent with the needs of the Plan and the requirements of ERISA.

               (c) The Committee shall comply with the reporting and disclosure requirements of ERISA and shall serve as the Plan's agent for service of legal process.

               (d) The Committee shall have the power to interpret and construe the provisions of the Plan and to reconcile any inconsistencies in its provisions. The Committee shall adopt rules and procedures as it sees fit for the proper administration of the Plan. The decision of the Committee on any matter within its jurisdiction shall be binding and conclusive upon the Participating Employers and upon each Participant, Beneficiary, and other interested party.

               (e) The Committee may employ one or more persons to render advice with respect to any of its responsibilities with respect to the Plan.

               (f) The Committee may make and maintain written records of its actions with respect to the Plan.

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

               (g) The Committee may delegate its responsibilities and powers specifically set forth in this Section 7.1 and all other fiduciary responsibilities associated with the Plan (other than those of the Trustee or Insurance Company with respect to control of the assets of the Plan) to any person or group of persons or other committee, and such person, group of persons, or other committee may serve in more than one capacity. Such delegees may be employees of the Participating Employers, in which case, they shall serve without compensation. Any delegee shall serve at the pleasure of the Committee; a delegee may be removed by the Committee at any time and for any reason. A delegee may resign at any time by giving notice to the Committee of his or her or their resignation. If a delegee is an Employee of a Participating Employer, such delegee shall be deemed to have submitted his or her resignation upon ceasing to be employed by a Participating Employer.

          Section 7.2  Expenses
          ---------------------

               To the extent any expenses of the Plan are not paid by Participants or paid out of the assets of the Plan, the Participating Employers shall pay all expenses of administering the Plan. Such expenses may include any expenses incurred by a Participating Employer, the Committee, or any delegee of the Committee, including, but not limited to, professional fees. Participants shall be assessed a portion of Plan recordkeeping fees, including fees for Plan loans, set-up fees, and annual maintenance fees.

     The foregoing amendments shall be effective June 1, 1996.

     TO RECORD the adoption of these amendments to the Plan, the Hawaiian Electric Industries, Inc. Pension Investment Committee has caused this document to be executed this 28th day of May, 1996.
                    ----

                                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                       PENSION INVESTMENT COMMITTEE



                                       By   /s/ Constance H. Lau
                                          --------------------------------
                                                 Its member and Secretary



                                       By   /s/ Peter C Lewis
                                          --------------------------------
                                                Its member

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